FOR IMMEDIATE RELEASE

CENTRAL VALLEY COMMUNITY BANCORP REPORTS EARNINGS RESULTS FOR THE SIX MONTHS AND QUARTER ENDED JUNE 30, 2020, AND QUARTERLY DIVIDEND

FRESNO, CALIFORNIA…July 22, 2020… The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), reported today unaudited consolidated net income of $8,924,000, and fully diluted earnings per common share of $0.71 for the six months ended June 30, 2020, compared to $11,303,000 and $0.83 per fully diluted common share for the six months ended June 30, 2019.
SECOND QUARTER FINANCIAL HIGHLIGHTS
•Net loans increased $177.7 million or 19.02%, and total assets increased $317.0 million or 19.85% at June 30, 2020 compared to December 31, 2019.
•Total deposits increased 23.72% to $1.65 billion at June 30, 2020 compared to December 31, 2019.
•Total cost of deposits remains at low levels at 0.10% and 0.15% for the quarters ended June 30, 2020 and 2019, respectively.
•Average non-interest bearing demand deposit accounts as a percentage of total average deposits was 48.39% and 42.45% for the quarters ended June 30, 2020 and 2019, respectively.
•Non-performing assets were $2,406,000, net loan recoveries were $391,000, and loans delinquent more than 30 days were $853,000 for the quarter ended June 30, 2020.
•In anticipation of the potential economic effects of the COVID-19 pandemic on our loan portfolio, a provision for credit losses of $3,000,000 was recorded during the quarter ended June 30, 2020.
•Capital positions remain strong at June 30, 2020 with a 9.63% Tier 1 Leverage Ratio; a 13.66% Common Equity Tier 1 Ratio; a 14.08% Tier 1 Risk-Based Capital Ratio; and a 15.25% Total Risk-Based Capital Ratio.
•The Company declared an $0.11 per common share cash dividend, payable on August 21, 2020 to shareholders of record on August 7, 2020.
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“During the second quarter significant resources were allocated to processing SBA Paycheck Protection Program (PPP) loan applications and meeting with individual clients to evaluate the impacts of the pandemic on their businesses. This included completing 1,077 PPP loans totaling $211,575,000 and assisting 288 clients with our loan deferral program, all in an effort to diligently support clients throughout our territory,” stated James M. Ford, President & CEO of Central Valley Community Bancorp and Central Valley Community Bank.
“Our Company remains cautiously optimistic following the re-opening and subsequent closing of certain business sectors due to changing pandemic patterns. As committed client advocates, our banking professionals continue to provide assistance to all clients, especially those affected by the pandemic. Also, having served as a community bank for 40 years, we believe it is our responsibility to invest in our communities; therefore, in light of the pandemic and its unprecedented effects, we have focused corporate and team giving efforts on food and housing insecurity programs during this time.”
Ford went on to state, “We are closely following the economic environment and, as a result of a slow and unclear recovery in our regions, loan loss reserves have been increased this quarter. Unemployment data improved in June from May; however, our increase to the allowance for credit losses is the prudent approach until more consistent signs of a sustained recovery are realized.”
        The Company’s management team has evaluated its exposure to increased loan losses related to the COVID-19 pandemic and has performed borrower analysis on the customers in the loan portfolio as of June 30, 2020, including a review of loan to value ratios for collateral dependent loans. The following table includes loan to value ratios as of June 30, 2020 based on loan commitment amounts and appraisal data performed either at the origination date of the loan or based on a more current updated appraisal.

Loan Type (Dollars in thousands)	Loan Commitment Balance	Loan to Value Ratio
Commercial Real Estate:
Owner occupied	$193,762	50.6%
Construction and other land loans	83,581	67.7%
Non-owner occupied	313,626	49.7%
Agricultural	72,994	36.7%
Other	32,629	52.9%
Consumer equity loans and lines of credit	58,465	58.1%
Total	$755,057
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        The Company is closely monitoring the effects of the pandemic on our loan and deposit customers. Our management team is focused on assessing the risks in our loan portfolio and working with our customers to minimize our losses. We have implemented loan programs to allow customers who were required to close or reduce their business operations to defer loan principal and interest payments for up to 90 days. As of June 30, 2020, loan customer requests to defer payments on loans totaling approximately $179 million were outstanding, of which, based on management’s customer inquiries, approximately $39 million or 22% expect to require up to an additional 90-day deferral, and $12 million or 6% expect they will require a loan modification.
As a preferred SBA lender, we are participating in the SBA Paycheck Protection Program (PPP) to help provide loans to our business customers to provide them with additional working capital. The Company has worked diligently with the SBA to qualify clients to receive PPP loans. As of June 30, 2020, PPP loans in the following size categories were outstanding:

PPP Loan Size Categories (Dollars in thousands)	Number of Loans	Amount
Up to $150,000	783	$41,692
$150,001 to $500,000	205	53,705
$500,001 to $1,000,000	44	30,347
$1,000,001 to $2,000,000	32	45,526
Over $2,000,000	13	40,305
Total	1,077	$211,575
The SBA PPP fees net of issuance costs to be recognized by the Company over the life of the loans total approximately $6.0 million. The Company has also taken measures to protect the health and safety of its employees by implementing remote work arrangements to the full extent possible, and by adjusting banking center hours and operational measures to promote social distancing. Management is closely monitoring credit metrics and performing stress testing on the Bank’s loan portfolio. Additional resources have been shifted to credit administration to closely analyze higher risk segments within the loan portfolio, monitor and track loan payment deferrals and customer liquidity, and provide timely reporting to management and the board of directors. The management team continues to analyze economic conditions in our geographic markets and perform stress testing of our investment portfolio as well as our loan portfolio. The following table shows the Company’s loan portfolio allocated by management’s internal risk ratings:
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Loan Risk Rating (In thousands)	June 30, 2020	March 31, 2020	December 31, 2019
Pass	$1,055,944	$881,862	$879,844
Special mention	35,735	11,936	28,183
Substandard	38,672	34,420	33,838
Doubtful	—	—	—
Total	$1,130,351	$928,218	$941,865
Based on the Company’s capital levels, conservative underwriting policies, low loan-to-deposit ratio, loan concentration diversification, and suburban geographical marketplace, management expects to be able to manage the economic risks and uncertainties associated with the COVID-19 pandemic and remain adequately capitalized.
        Net income for the six months ended June 30, 2020 decreased 21.05%, driven by a decrease in net interest income, an increase in the provision for credit losses, and an increase in non-interest expense, partially offset by an increase in net realized gains on sales and calls of investment securities, an increase in loan placement fees, and a decrease in the provision for income taxes, compared to the six months ended June 30, 2019. During the six months ended June 30, 2020, the Company recorded a $4,375,000 provision for credit losses, compared to a $275,000 provision during the six months ended June 30, 2019. Net interest income before the provision for credit losses for the six months ended June 30, 2020 was $31,603,000, compared to $31,781,000 for the six months ended June 30, 2019, a decrease of $178,000 or 0.56%. The impact to interest income from the accretion of the loan marks on acquired loans was $867,000 and $451,000 for the six months ended June 30, 2020 and 2019, respectively. In addition, net interest income before the provision for credit losses for the six months ended June 30, 2020 was benefited by approximately $453,000 in nonrecurring income from prepayment penalties and payoff of loans, as compared to $183,000 in nonrecurring income for the six months ended June 30, 2019. Excluding these reversals and benefits, net interest income for the six months ended June 30, 2020 decreased by $864,000 compared to the six months ended June 30, 2019.
        During the six months ended June 30, 2020, the Company’s shareholders’ equity increased $430,000, or 0.19%, compared to December 31, 2019. The increase in shareholders’ equity was driven by the retention of earnings, net of dividends paid, and an increase in net unrealized gains on available-for-sale (AFS) securities recorded, net of estimated taxes, in accumulated other comprehensive income (AOCI), offset by the decrease in common stock as a result of the share repurchase program.
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        Return on average equity (ROE) for the six months ended June 30, 2020 was 7.92%, compared to 10.06% for the six months ended June 30, 2019. The decrease in ROE reflects decrease in net income and the increase in average shareholders’ equity compared to the prior year. The Company declared and paid $0.22 and $0.21 per share in cash dividends to holders of common stock during the six months ended June 30, 2020 and 2019, respectively. Annualized return on average assets (ROA) was 1.05% for the six months ended June 30, 2020 and 1.45% for the six months ended June 30, 2019. This decrease is due to a decrease in net income and an increase in average assets. During the six months ended June 30, 2020, the Company’s total assets increased 19.85%, and total liabilities increased 23.13%, compared to December 31, 2019 primarily due to the Company’s participation in the PPP.
        Non-performing assets increased by $713,000, or 42.11%, to $2,406,000 at June 30, 2020, compared to $1,693,000 at December 31, 2019. During the six months ended June 30, 2020, the Company recorded $432,000 in net loan recoveries, compared to $26,000 in net recoveries for the six months ended June 30, 2019. The net charge-off (recovery) ratio, which reflects annualized net charge-offs (recoveries) to average loans, was (0.09)% for the six months ended June 30, 2020, compared to (0.01)% for the same period in 2019. Total non-performing assets were 0.13% and 0.11% of total assets as of June 30, 2020 and December 31, 2019, respectively.
        At June 30, 2020, the allowance for credit losses was $13,937,000, compared to $9,130,000 at December 31, 2019, a net increase of $4,807,000 reflecting the provisioning and net recoveries during the period. The Company’s provision for credit losses of $4,375,000 during the six months ended June 30, 2020 is primarily related to an increase in qualitative factors related to the economic uncertainties caused by the COVID-19 pandemic. The Company is not required to implement the provisions of the CECL accounting standard until January 1, 2023, and is continuing to account for the allowance for credit losses under the incurred loss model. The allowance for credit losses as a percentage of total loans was 1.24% and 0.97% as of June 30, 2020 and December 31, 2019, respectively. Total loans include loans acquired in the acquisitions of Folsom Lake Bank on October 1, 2017, Sierra Vista Bank on October 1, 2016 and Visalia Community Bank on July 1, 2013 that, at their respective acquisition dates, were recorded at fair value and did not have a related allowance for credit losses. The recorded value of acquired loans totaled $141,925,000 at June 30, 2020 and $152,735,000 at December 31, 2019. Excluding these acquired loans from the calculation, the allowance for credit losses to total gross loans was
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1.42% and 1.15% as of June 30, 2020 and December 31, 2019, respectively, and general reserves associated with non-impaired loans to total non-impaired loans was 1.41% and 1.16%, respectively. As of June 30, 2020, gross loans included $211,575,000 related to PPP loans which are fully guaranteed by the SBA. Excluding PPP loans and the acquired loans from the calculation, the allowance for credit losses to total gross loans was 1.80% and 1.15% as of June 30, 2020 and December 31, 2019, respectively. The Company believes the allowance for credit losses is adequate to provide for probable incurred credit losses within the loan portfolio at June 30, 2020.
        The Company’s net interest margin (fully tax equivalent basis) was 4.11% for the six months ended June 30, 2020, compared to 4.56% for the six months ended June 30, 2019. The decrease in net interest margin in the period-to-period comparison resulted from the decrease in the effective yield on interest earning deposits in other banks and Federal Funds sold, the decrease in the effective yield on average investment securities, and the decrease in the yield on the Company’s loan portfolio.
        For the six months ended June 30, 2020, the effective yield on average total earning assets decreased 53 basis points to 4.22% compared to 4.75% for the six months ended June 30, 2019, while the cost of average total interest-bearing liabilities decreased to 0.23% for the six months ended June 30, 2020 as compared to 0.34% for the six months ended June 30, 2019. Over the same periods, the cost of average total deposits decreased to 0.11% for the six months ended June 30, 2020 compared to 0.13% for the same period in 2019.
        For the six months ended June 30, 2020, the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, totaled $555,497,000, an increase of $59,421,000, or 11.98%, compared to the six months ended June 30, 2019. The effective yield on average investment securities, including interest-earning deposits in other banks and Federal funds sold, decreased to 2.57% for the six months ended June 30, 2020, compared to 3.15% for the six months ended June 30, 2019. In the normal course of managing the investment portfolio, management sold certain investment securities primarily in the private label commercial mortgage backed security sector during the six months ended June 30, 2020 and purchased securities in the municipal investment sector to take advantage of the price and yield attributes related to these sectors at the time, and recorded a net gain on sale of investments of $4,140,000.
        Total average loans (including nonaccrual), which generally yield higher rates than investment securities, increased $78,236,000 to $1,000,910,000 for the six months ended June 30, 2020 from $922,674,000 for the six
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months ended June 30, 2019 . The effective yield on average loans decreased to 5.13% for the six months ended June 30, 2020, compared to 5.59% for the six months ended June 30, 2019. Total average PPP loans, which yield 1.00%, were $80,196,000 for the six months ended June 30, 2020. Excluding PPP loans from total average loans, the effective yield on average loans for the six months ended June 30, 2020 was 5.42%.
        Total average assets for the six months ended June 30, 2020 was $1,705,964,000 compared to $1,562,541,000 for the six months ended June 30, 2019, an increase of $143,423,000 or 9.18%. During the six months ended June 30, 2020 and 2019, the loan-to-deposit ratio was 68.25% and 74.20%, respectively. Total average deposits increased $163,502,000 or 12.75% to $1,445,543,000 for the six months ended June 30, 2020, compared to $1,282,041,000 for the six months ended June 30, 2019. Average interest-bearing deposits increased $33,775,000, or 4.56%, and average non-interest bearing demand deposits increased $129,727,000, or 23.94%, for the six months ended June 30, 2020, compared to the six months ended June 30, 2019. The Company’s ratio of average non-interest bearing deposits to total deposits was 46.47% for the six months ended June 30, 2020, compared to 42.28% for the six months ended June 30, 2019.
        Non-interest income for the six months ended June 30, 2020 increased by $1,014,000 to $8,588,000, compared to $7,574,000 for the six months ended June 30, 2019, primarily driven by an increase of $629,000 in net realized gains on sales and calls of investment securities, an increase in loan placement fees of $501,000, and an increase of $341,000 in other income, partially offset by a decrease in service charge income of $310,000, and a decrease in FHLB dividends of $57,000. The increase in other income resulted from a $463,000 gain related to the collection of life insurance proceeds.
        Non-interest expense for the six months ended June 30, 2020 increased $138,000, or 0.59%, to $23,577,000 compared to $23,439,000 for the six months ended June 30, 2019. The net increase year over year resulted from increases in salaries and employee benefits of $922,000, professional services of $373,000, data processing of $94,000, and operating losses of $25,000, offset by decreases in occupancy and equipment expenses of $648,000, information technology of $172,000, amortization of software of $84,000, credit card expenses of $116,000, regulatory assessments of $93,000, and directors’ expenses of $41,000, in 2020 compared to 2019. The increase in salaries and employee benefits was the result of an increase of $1,292,000 in salaries and benefits (of which $525,000 related to the payment of a nonrecurring employee incentive), as well as an increase of $419,000
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for directors’ and officers’ expenses related to the change in the discount rate used to calculate the liability for salary continuation, deferred compensation, and split dollar plans; offset by higher loan origination costs relating to the PPP loans processed during the second quarter of 2020 of approximately $913,000. The decrease in regulatory assessments was the result of the Company receiving a portion of its small-bank assessment credit. The FDIC automatically applies small-bank assessment credits to offset regular deposit insurance assessments for assessment periods where the Deposit Insurance Fund (DIF) reserve ratio is at or above 1.38 percent.
        The Company recorded an income tax provision of $3,315,000 for the six months ended June 30, 2020, compared to $4,338,000 for the six months ended June 30, 2019. The effective tax rate for the six months ended June 30, 2020 was 27.09% compared to 27.73% for the six months ended June 30, 2019. The effective tax rate was affected by the large provision for credit losses, which resulted in lower pretax and taxable income, as well as the gain related to the collection of life insurance proceeds, offset by a decrease in tax exempt interest.
Quarter Ended June 30, 2020
For the quarter ended June 30, 2020, the Company reported unaudited consolidated net income of $2,301,000 and earnings per diluted common share of $0.18, compared to consolidated net income of $6,087,000 and $0.45 per diluted share for the same period in 2019. The decrease in net income during the second quarter of 2020 compared to the same period in 2019 was primarily due to an increase in provision for credit losses of $2,700,000, a decrease in net interest income of $372,000, and a decrease in non-interest income of $2,553,000, partially offset by a decrease in total non-interest expenses of $274,000 and a decrease in the provision for income taxes of $1,565,000. The effective tax rate decreased to 26.27% from 28.15% for the quarters ended June 30, 2020 and June 30, 2019, respectively. Net income for the immediately trailing quarter ended March 31, 2020 was $6,623,000, or $0.52 per diluted common share.
Annualized return on average equity (ROE) for the second quarter of 2020 was 4.14%, compared to 10.68% for the same period of 2019. The decrease in ROE reflects a decrease in net income, coupled with an increase in shareholders’ equity. Annualized return on average assets (ROA) was 0.51% for the second quarter of 2020 compared to 1.54% for the same period in 2019. This decrease is due to a decrease in net income and an increase in average assets.
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In comparing the second quarter of 2020 to the second quarter of 2019, average total loans increased by $138,153,000, or 14.71%. During the second quarter of 2020, the Company recorded net loan recoveries of $391,000 compared to $13,000 net loan charge-offs for the same period in 2019. The net charge-off (recovery) ratio, which reflects annualized net charge-offs (recoveries) to average loans, was (0.15)% for the quarter ended June 30, 2020 compared to 0.01% for the quarter ended June 30, 2019.
Average total deposits for the second quarter of 2020 increased $282,524,000 or 22.17% to $1,556,683,000 compared to $1,274,159,000 for the same period of 2019. In comparing the second quarter of 2020 to the second quarter of 2019, average borrowed funds decreased $48,797,000 or 90.45% to $5,155,000 compared to $53,952,000.
The Company’s net interest margin (fully tax equivalent basis) was 3.79% for the quarter ended June 30, 2020, compared to 4.50% for the quarter ended June 30, 2019. Net interest income, before provision for credit losses, decreased $372,000, or 2.33%, to $15,574,000 for the second quarter of 2020, compared to $15,946,000 for the same period in 2019. The accretion of the loan marks on acquired loans increased interest income by $174,000 and $192,000 during the quarters ended June 30, 2020 and 2019, respectively. Net interest income during the second quarters of 2020 and 2019 benefited by approximately $288,000 and $56,000, respectively, from prepayment penalties and payoff of loans. The net interest margin period-to-period comparisons were impacted by the decrease in the yield on total interest-bearing liabilities, as well as the decrease in the yield on the average investment securities, the decrease in the yield on the loan portfolio, and the decrease in the effective yield on interest earning deposits in other banks and Federal Funds sold. Over the same periods, the cost of total deposits decreased to 0.10% from 0.15%.
For the quarter ended June 30, 2020, the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, increased by $92,982,000, or 18.73%, compared to the quarter ended June 30, 2019, and increased by $67,660,000, or 12.97%, compared to the quarter ended March 31, 2020.
The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, was 2.37% for the quarter ended June 30, 2020, compared to 3.17% for the quarter ended June 30, 2019 and 2.80% for the quarter ended March 31, 2020. Total average loans, which generally yield
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higher rates than investment securities, increased by $138,153,000 to $1,077,208,000 for the quarter ended June 30, 2020, from $939,055,000 for the quarter ended June 30, 2019 and increased by $152,597,000 from $924,611,000 for the quarter ended March 31, 2020. The effective yield on average loans was 4.71% for the quarter ended June 30, 2020, compared to 5.55% and 5.62% for the quarters ended June 30, 2019 and March 31, 2020, respectively. Excluding PPP loans from the calculation, the effective yield on average loans was 5.22% for the quarter ended June 30, 2020, compared to 5.55% and 5.62% for the quarters ended June 30, 2019 and March 31, 2020, respectively.
Total average assets for the quarter ended June 30, 2020 were $1,813,865,000 compared to $1,584,122,000 for the quarter ended June 30, 2019 and $1,598,064,000 for the quarter ended March 31, 2020, an increase of $229,743,000 or 14.50% and an increase of $215,801,000 or 13.50%, respectively.
Total average deposits increased $282,524,000, or 22.17%, to $1,556,683,000 for the quarter ended June 30, 2020, compared to $1,274,159,000 for the quarter ended June 30, 2019. Total average deposits increased $222,280,000, or 16.66%, for the quarter ended June 30, 2020, compared to $1,334,403,000 for the quarter ended March 31, 2020. The Company’s ratio of average non-interest bearing deposits to total deposits was 48.39% for the quarter ended June 30, 2020, compared to 42.45% and 44.23% for the quarters ended June 30, 2019 and March 31, 2020, respectively.
Non-interest income decreased $2,553,000, or 55.52%, to $2,045,000 for the second quarter of 2020 compared to $4,598,000 for the same period in 2019. For the quarter ended June 30, 2020, non-interest income included $58,000 net realized losses on sales and calls of investment securities compared to net realized gains of $2,459,000 for the same period in 2019, a $2,517,000 decrease. During the second quarter of 2020 loan placement fees increased $341,000 and other income increased $23,000, offset by a decrease in service charge income of $266,000, and a decrease in interchange fees of $77,000, compared to the same period in 2019. Non-interest income for the quarter ended June 30, 2020 decreased by $4,496,000 to $2,045,000, compared to $6,541,000 for the quarter ended March 31, 2020. The decrease compared to the trailing quarter was primarily a result of a $4,256,000 decrease in net realized gains on sales and calls of investment securities, a $239,000 decrease in other income, and a $199,000 decrease in service charges.
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Non-interest expense for the quarter ended June 30, 2020 decreased $274,000, or 2.33%, to $11,498,000 compared to $11,772,000 for the quarter ended June 30, 2019. The net decrease quarter over quarter was a result of a decrease in occupancy and equipment expenses of $313,000, a decrease in salaries and employee benefits of $100,000, a decrease of $57,000 in directors’ expenses, a decrease of $51,000 in mileage and travel, a decrease of $51,000 in amortization of software, a decrease of $17,000 in Internet banking expenses, and a decrease of $3,000 in information technology expenses, partially offset by an increase in professional services of $242,000, an increase of $153,000 in data processing expense, and an increase of $12,000 in regulatory assessments. The net decrease in salaries and employee benefits was primarily the result of higher loan origination costs relating to the PPP loans processed during the second quarter of 2020 of approximately $913,000, and a decrease of $220,000 in the interest on salary plans, partially offset by an increase of $952,000 in salaries and benefits including $525,000 in nonrecurring employee incentives.
Non-interest expense for the quarter ended June 30, 2020 decreased by $580,000 compared to $12,078,000 for the trailing quarter ended March 31, 2020. The decrease compared to the trailing quarter was primarily due to a decrease in salaries and employee benefits of $700,000, a decrease in ATM/debit card expense of $107,000, and a $66,000 decrease in other non-interest expenses, partially offset by an increase in data processing of $218,000, an increase in professional services of $64,000, and an increase in regulatory assessments of $99,000. The decrease in salaries and employee benefits of $700,000 was the result of higher loan origination costs.
The Company recorded an income tax provision of $820,000 for the quarter ended June 30, 2020, compared to $2,385,000 for the quarter ended June 30, 2019, and $2,494,000 for the trailing quarter ended March 31, 2020. The effective tax rate for the quarter ended June 30, 2020 was 26.27% compared to 28.15% for the same period in 2019. The effective tax rate was affected by the large provision for credit losses which resulted in lower pretax and taxable income, as well as the gain related to the collection of life insurance proceeds, offset by a decrease in tax exempt interest.
Capital Management
On July 22, 2020, the Board of Directors of the Company declared a quarterly cash dividend of $0.11 per share on the Company’s common stock. The dividend is payable on August 21, 2020 to shareholders of record as
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of August 7, 2020. The Company continues to be well capitalized and expects to maintain adequate capital levels.
        Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. Central Valley Community Bank operates 20 full-service offices throughout California’s San Joaquin Valley and Greater Sacramento Region. Additionally, the Bank maintains Commercial Real Estate, Agribusiness and SBA Lending Departments. Central Valley Investment Services are provided by Raymond James Financial, Inc.
        Members of Central Valley Community Bancorp’s and the Bank’s Board of Directors are: Daniel J. Doyle (Chairman), Daniel N. Cunningham (Vice Chairman), F. T. “Tommy” Elliott, IV, James M. Ford, Robert J. Flautt, Gary D. Gall, Steven D. McDonald, Louis C. McMurray, Karen Musson, Dorothea D. Silva, and William S. Smittcamp. Sidney B. Cox is Director Emeritus.
        More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com. Also, visit Central Valley Community Bank on Twitter and Facebook.
###
Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are forward-looking in nature and involve a number of risks and uncertainties. Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates; (3) a decline in economic conditions in the Central Valley and the Greater Sacramento Region; (4) the Company’s ability to continue its internal growth at historical rates; (5) the Company’s ability to maintain its net interest margin; (6) the decline in quality of the Company’s earning assets; (7) a decline in credit quality; (8) changes in the regulatory environment; (9) fluctuations in the real estate market; (10) changes in business conditions and inflation; (11) changes in securities markets (12) risks associated with acquisitions, relating to difficulty in integrating combined operations and related negative impact on earnings, and incurrence of substantial expenses; (13) political developments, uncertainties or instability, catastrophic events, acts of war or terrorism, or natural disasters, such as earthquakes, drought, pandemic diseases or extreme weather events, any of which may affect services we use or affect our customers, employees or third parties with which we conduct business; (14) the rapidly changing uncertainties related to the Covid-19 pandemic including, but not limited to, the potential adverse effect of the pandemic on the economy, our employees and customers, and our financial performance; and (15) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2019.  Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.
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CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,	June 30,
(In thousands, except share amounts)	2020	2019	2019

ASSETS
Cash and due from banks	$32,296	$24,195	$33,787
Interest-earning deposits in other banks	86,261	28,379	14,816
Total cash and cash equivalents	118,557	52,574	48,603
Available-for-sale investment securities	544,502	470,746	476,211
Equity securities	7,655	7,472	7,458
Loans, less allowance for credit losses of $13,937, $9,130, and $9,405 at June 30, 2020, December 31, 2019, and June 30, 2019, respectively	1,111,954	934,250	950,806
Bank premises and equipment, net	7,257	7,618	7,742
Bank owned life insurance	29,591	30,230	29,863
Federal Home Loan Bank stock	5,595	6,062	6,062
Goodwill	53,777	53,777	53,777
Core deposit intangibles	1,530	1,878	2,225
Accrued interest receivable and other assets	33,313	32,148	30,480
Total assets	$1,913,731	$1,596,755	$1,613,227

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$817,162	$594,627	$558,000
Interest bearing	832,395	738,658	736,087
Total deposits	1,649,557	1,333,285	1,294,087
Short-term borrowings	—	—	54,000
Junior subordinated deferrable interest debentures	5,155	5,155	5,155
Accrued interest payable and other liabilities	30,461	30,187	28,305
Total liabilities	1,685,173	1,368,627	1,381,547
Shareholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized, none issued and outstanding	—	—	—
Common stock, no par value; 80,000,000 shares authorized; issued and outstanding: 12,494,597, 13,052,407, and 13,488,933, at June 30, 2020, December 31, 2019, and June 30, 2019, respectively	79,059	89,379	98,210
Retained earnings	142,076	135,932	128,723
Accumulated other comprehensive income, net of tax	7,423	2,817	4,747
Total shareholders’ equity	228,558	228,128	231,680
Total liabilities and shareholders’ equity	$1,913,731	$1,596,755	$1,613,227
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Central Valley Community Bancorp -- page 14

CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	For the Three Months Ended,			For the Six Months Ended
	June 30,	March 31	June 30,	June 30,
(In thousands, except share and per share amounts)	2020	2020	2019	2020	2019
INTEREST INCOME:
Interest and fees on loans	$12,600	$12,898	$12,955	$25,498	$25,509
Interest on deposits in other banks	13	183	59	196	209
Interest and dividends on investment securities:
Taxable	2,959	3,266	3,337	6,225	6,360
Exempt from Federal income taxes	412	159	429	571	991
Total interest income	15,984	16,506	16,780	32,490	33,069
INTEREST EXPENSE:
Interest on deposits	374	432	469	806	862
Interest on junior subordinated deferrable interest debentures	36	45	55	81	112
Other	—	—	310	—	314
Total interest expense	410	477	834	887	1,288
Net interest income before provision for credit losses	15,574	16,029	15,946	31,603	31,781
PROVISION FOR CREDIT LOSSES	3,000	1,375	300	4,375	275
Net interest income after provision for credit losses	12,574	14,654	15,646	27,228	31,506
NON-INTEREST INCOME:
Service charges	447	646	713	1,093	1,403
Appreciation in cash surrender value of bank owned life insurance	176	182	190	358	361
Interchange fees	307	333	384	640	727
Loan placement fees	561	299	220	860	359
Net realized gains (losses) on sales and calls of investment securities	(58)	4,198	2,459	4,140	3,511
Federal Home Loan Bank dividends	75	107	118	182	239
Other income	537	776	514	1,315	974
Total non-interest income	2,045	6,541	4,598	8,588	7,574
NON-INTEREST EXPENSES:
Salaries and employee benefits	6,812	7,512	6,912	14,324	13,402
Occupancy and equipment	1,139	1,144	1,452	2,283	2,931
Professional services	522	458	280	980	607
Data processing expense	554	336	401	890	796
Directors’ expenses	136	192	193	328	369
ATM/Debit card expenses	187	294	186	481	377
Information technology	602	608	605	1,210	1,382
Regulatory assessments	146	47	134	193	286
Advertising	167	173	198	340	400
Internet banking expenses	182	196	199	378	393
Amortization of core deposit intangibles	173	174	173	347	347
Other expense	878	944	1,039	1,823	2,149
Total non-interest expenses	11,498	12,078	11,772	23,577	23,439
Income before provision for income taxes	3,121	9,117	8,472	12,239	15,641
PROVISION FOR INCOME TAXES	820	2,494	2,385	3,315	4,338
Net income	$2,301	$6,623	$6,087	$8,924	$11,303

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Central Valley Community Bancorp -- page 15

Net income per common share:
Basic earnings per common share	$0.18	$0.52	$0.45	$0.71	$0.84
Weighted average common shares used in basic computation	12,449,283	12,734,971	13,533,724	12,592,126	13,515,752
Diluted earnings per common share	$0.18	$0.52	$0.45	$0.71	$0.83
Weighted average common shares used in diluted computation	12,486,681	12,779,096	13,635,834	12,646,403	13,612,866
Cash dividends per common share	$0.11	$0.11	$0.11	$0.22	$0.21
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Central Valley Community Bancorp -- page 16

CENTRAL VALLEY COMMUNITY BANCORP
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Jun. 30	Mar. 31	Dec. 31	Sept. 30	Jun. 30
For the three months ended	2020	2020	2019	2019	2019
(In thousands, except share and per share amounts)
Net interest income	$15,574	$16,029	$15,787	$16,205	$15,946
Provision for credit losses	3,000	1,375	500	250	300
Net interest income after provision for credit losses	12,574	14,654	15,287	15,955	15,646
Total non-interest income	2,045	6,541	2,009	3,722	4,598
Total non-interest expense	11,498	12,078	11,130	11,534	11,772
Provision for income taxes	820	2,494	1,718	2,452	2,385
Net income	$2,301	$6,623	$4,448	$5,691	$6,087
Basic earnings per common share	$0.18	$0.52	$0.34	$0.43	$0.45
Weighted average common shares used in basic computation	12,449,283	12,734,971	13,118,403	13,360,030	13,533,724
Diluted earnings per common share	$0.18	$0.52	$0.34	$0.42	$0.45
Weighted average common shares used in diluted computation	12,486,681	12,779,096	13,210,558	13,450,187	13,635,834

CENTRAL VALLEY COMMUNITY BANCORP
SELECTED RATIOS
(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sept. 30,	Jun. 30,
As of and for the three months ended	2020	2020	2019	2019	2019
(Dollars in thousands, except per share amounts)
Allowance for credit losses to total loans	1.24%	1.13%	0.97%	1.01%	0.98%
Non-performing assets to total assets	0.13%	0.07%	0.11%	0.14%	0.15%
Total non-performing assets	$2,406	$1,115	$1,693	$2,157	$2,442
Total nonaccrual loans	$2,406	$1,115	$1,693	$2,157	$2,442
Total substandard loans	$38,672	$34,420	$33,838	$19,168	$17,860
Total special mention loans	$35,735	$11,936	$28,183	$52,811	$28,436
Net loan charge-offs (recoveries)	$(391)	$(41)	$865	$160	$13
Net charge-offs (recoveries) to average loans (annualized)	(0.15)%	(0.02)%	0.37%	0.07%	0.01%
Book value per share	$18.29	$17.53	$17.48	$17.53	$17.18
Tangible book value per share	$13.87	$13.08	$13.21	$13.33	$13.02
Tangible common equity	$173,251	$163,192	$172,473	$177,354	$175,678
Cost of total deposits	0.10%	0.13%	0.15%	0.17%	0.15%
Interest and dividends on investment securities exempt from Federal income taxes	$412	$159	$151	$153	$429
Net interest margin (calculated on a fully tax equivalent basis) (1)	3.79%	4.47%	4.40%	4.50%	4.50%
Return on average assets (2)	0.51%	1.66%	1.12%	1.43%	1.54%
Return on average equity (2)	4.14%	11.62%	7.71%	9.77%	10.68%
Loan to deposit ratio	68.25%	68.84%	70.76%	71.96%	74.20%
Efficiency ratio	64.27%	65.71%	61.42%	62.07%	63.64%
Tier 1 leverage - Bancorp	9.63%	10.93%	11.38%	11.47%	11.43%
Tier 1 leverage - Bank	9.57%	10.86%	11.27%	11.36%	11.36%
Common equity tier 1 - Bancorp	13.66%	13.97%	14.55%	14.84%	14.72%
Common equity tier 1 - Bank	13.99%	14.31%	14.85%	15.13%	15.08%
Tier 1 risk-based capital - Bancorp	14.08%	14.40%	14.98%	15.28%	15.16%
Tier 1 risk-based capital - Bank	13.99%	14.31%	14.85%	15.13%	15.08%
Total risk-based capital - Bancorp	15.25%	15.32%	15.79%	16.13%	16.00%
Total risk based capital - Bank	15.16%	15.23%	15.66%	15.98%	15.91%
(1) Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(2) Computed by annualizing quarterly net income.
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Central Valley Community Bancorp -- page 17

CENTRAL VALLEY COMMUNITY BANCORP
AVERAGE BALANCES AND RATES
(Unaudited)

	For the Three Months Ended			For the Six Months Ended
AVERAGE AMOUNTS	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2020	2020	2019	2020	2019
Interest-bearing deposits in other banks	$58,277	$53,796	$11,314	56,037	17,958
Investments	531,050	467,871	485,031	499,460	478,118
Loans (1)	1,075,588	923,208	936,602	999,398	920,099
Earning assets	1,664,915	1,444,875	1,432,947	1,554,895	1,416,175
Allowance for credit losses	(10,783)	(9,243)	(9,234)	(10,013)	(9,179)
Nonaccrual loans	1,620	1,403	2,453	1,512	2,575
Other non-earning assets	158,113	161,029	157,956	159,570	152,970
Total assets	$1,813,865	$1,598,064	$1,584,122	$1,705,964	$1,562,541

Interest bearing deposits	$803,418	$744,223	$733,291	$773,820	$740,045
Other borrowings	5,155	5,155	53,952	5,155	29,992
Total interest-bearing liabilities	808,573	749,378	787,243	778,975	770,037
Non-interest bearing demand deposits	753,265	590,180	540,868	671,723	541,996
Non-interest bearing liabilities	29,548	30,505	28,078	30,026	25,766
Total liabilities	1,591,386	1,370,063	1,356,189	1,480,724	1,337,799
Total equity	222,479	228,001	227,933	225,240	224,742
Total liabilities and equity	$1,813,865	$1,598,064	$1,584,122	$1,705,964	$1,562,541

AVERAGE RATES
Interest-earning deposits in other banks	0.09%	1.36%	2.12%	0.70%	2.34%
Investments	2.62%	2.96%	3.20%	2.78%	3.18%
Loans (3)	4.71%	5.62%	5.55%	5.13%	5.59%
Earning assets	3.89%	4.61%	4.73%	4.22%	4.75%
Interest-bearing deposits	0.19%	0.23%	0.26%	0.21%	0.23%
Other borrowings	2.79%	3.49%	2.71%	3.14%	2.84%
Total interest-bearing liabilities	0.20%	0.26%	0.42%	0.23%	0.34%
Net interest margin (calculated on a fully tax equivalent basis) (2)	3.79%	4.47%	4.50%	4.11%	4.56%
(1)Average loans do not include nonaccrual loans.
(2) Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds of $109, $42, and $114, for the three months ended June 30, 2020, March 31, 2020, and June 30, 2019, respectively. The Federal tax benefits relating to income earned on municipal bonds totaled $152 and $264 for the six months ended June 30, 2020 and 2019, respectively.
(3) Loan yield includes loan fees (costs) for the three months ended June 30, 2020, March 31, 2020, and June 30, 2019 of $291, $117, and $(42), respectively. Loan yield includes loan fees (costs) for the six months ended June 30, 2020 and 2019 of $226 and $(16), respectively.

CONTACT: Investor Contact:
Dave Kinross
Executive Vice President and Chief Financial Officer
Central Valley Community Bancorp
559-323-3420

Media Contact:
Debbie Nalchajian-Cohen
Marketing Director
Central Valley Community Bancorp
559-222-1322